STATE OF DELAWARE
                            CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

         BLUE ANGEL HOLDINGS CORPORATION, a corporation organized under the laws of Delaware, the carter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
         1.       The  name  of  this   corporation   is  BLUE  ANGEL   HOLDINGS
                  CORPORATION.
         2. Its required office in the State of Delaware is located at 2707 LANDSDOWNE DRIVE City of WILMINGTON Zip Code 19810 Count of NEW CASTLE the name and address of its registered agent is CHRISTOPHER P. FLANNERY 2707 LANDSDOWNE DRIVE, WILMINGTON, DE 19810.
         3. The date of filing of the original Certificate of Incorporation in Delaware was APRIL 28, 1997.
         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 29TH day of FEBRUARY, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
         5. This corporation was duly organized and carried on the the business authorized by its charter until the 1st day of MARCH A.D. 2000, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, MR. PAUL CARUSO the last and acting authorized officer hereunto set his/her hand to this certificate this 18th day of NOVEMBER A.D. 2000.

                                        By:  /s/ Paul Caruso
                                           -------------------------------------
                                                    Authorized Officer

                                        Name:  MR. PAUL CARUSO
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                                                      Print or Type

                                        Title: PRESIDENT (716) 626-4110
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